UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Universal Business Payment Solutions Acquisition Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Financial Center 150 North Radnor-Chester Road, Suite F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On December 17, 2012, Universal Business Payment Solutions Acquisition Corporation (the “Company”) entered into agreements with two investment advisory clients of Wellington Management Company, LLP: (i) an Option Issuance Agreement (the “Bermuda Issuance Agreement”) by and among the Company, Wolf Creek Investors (Bermuda) L.P. (“Bermuda”) and each of Bipin C. Shah, Peter Davidson, Frederick S. Hammer, Arthur F. Ryan, Robert Palmer, Richard S. Braddock, Jonathan M. Lubert and Ira Lubert (collectively, the “Grantors”) and (ii) an Option Issuance Agreement (the “Partners Issuance Agreement” and together with the Bermuda Issuance Agreement, the “Issuance Agreements”) by and among the Company, Wolf Creek Partners, L.P. (“Partners”) and each of the Grantors.

Pursuant to the Bermuda Issuance Agreement, the Grantors agreed that if (i) the transactions contemplated by (A) the Agreement and Plan of Merger, dated July 6, 2012 among the Company, JP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, JetPay, LLC, a Texas limited liability company, WLES, L.P., a Texas limited partnership, and Trent Voigt and (B) the Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, ADC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, AD Computer Corporation, a Pennsylvania corporation, Payroll Tax Filing Services, Inc., a Pennsylvania corporation, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Anitch as Representative (collectively, the “Transactions”) are consummated and (ii) in connection with the Transactions, Bermuda does not exercise its rights to redeem its shares of common stock of the Company for its pro rata share of the funds being held in the trust account established in connection with the Company’s initial public offering (“Redemption Rights”), the Grantors will, at the closing of the Transactions, issue to Bermuda an immediately exercisable option to purchase an aggregate of 188,384 shares of common stock of the Company owned by the Grantors at an exercise price of $0.005 per share.

Pursuant to the Partners Agreement, the Grantors agreed that if (i) the Transactions are consummated and (ii) in connection with the Transactions, Partners does not exercise its Redemption Rights, the Grantors will, at the closing of the Transactions, issue to Partners an immediately exercisable option to purchase an aggregate of 198,427 shares of common stock of the Company owned by the Grantors at an exercise price of $0.005 per share.

Each of the options will have an exercise period of five years. Both options prevent the holder from exercising the option to the extent (and only to the extent) that such exercise would result in beneficial ownership by such holder or any of its affiliates of more than 9.9% of the outstanding common stock of the Company. The Issuance Agreements contain the form of option to be granted to each of Bermuda and Partners by the Grantors as an exhibit.

The Grantors are obligated to deposit the aggregate number of shares that may be issued under each of the options that may be issued under the Issuance Agreements in an escrow account to be maintained by Continental Stock Transfer & Trust Company no later than December 20, 2012. The form of Escrow Agreement to be entered into among the Grantors, Bermuda, Partners and Continental Stock Transfer & Trust Company is an exhibit to each of the Issuance Agreements.

Pursuant to the Issuance Agreements, the Company agreed to file a registration statement covering resale of the shares that may be issued upon exercise of options no later than 30 days after consummation of the Transactions. The Company must use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible and within certain time frames specified in the Issuance Agreements.

Pursuant to the Issuance Agreements, the Company also represented that until the Transactions are consummated there are material conditions to the consummation of the Transaction and agreed that the consummation of the Transactions will in no event occur prior to December 28, 2012.

These descriptions of the Bermuda Issuance Agreement and the Partners Issuance Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Bermuda Issuance Agreement and the Partners Issuance Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Option Issuance Agreement, dated as of December 17, 2012, by and among the Company, Bermuda and the Grantors.

10.2	Option Issuance Agreement, dated as of December 17, 2012, by and among the Company, Partners and the Grantors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012
UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

	By:	/s/ Bipin C. Shah
Name: Bipin C. Shah
Title:Chairman and Chief Executive Officer